EXHIBIT 99.3

IN THE CONSTITUTIONAL COURT OF SOUTH AFRICA

CASE NO: CCT 50/04

In the matter between

HARMONY GOLD MINING COMPANY LTD	APPLICANT

And

GOLD FIELDS LTD	1st RESPONDENT
THE COMPETITION COMMISSION	2nd RESPONDENT
THE COMPETITION TRIBUNAL	3rd RESPONDENT
MINISTER OF TRADE AND INDUSTRY	4th RESPONDENT

ORDER OF COURT DATED 01 DECEMBER 2004

The Constitutional Court having considered the urgent application for Direct Access made the following order:

“The application for Direct Access is dismissed with costs.”

M S STANDER
SNR REGISTRAR: CONSTITUTIONAL COURT

TO: CLIFFE DEKKER ATTORNEYS
Applicant’s Attorneys
4TH Floor, 1 Pretoria Place
Sandown
SANDTON
Ref: Ms JY Meijer
Tel: (011) 290 7143
Fax: (011) 290 7300

TO: GOLD FIELDS LTD
C\o Edward Nathan & Friedland (Pty) Ltd
First Respondent’s Attorneys
71 Maude Street
SANDOWN
Tel: (011) 269 7727
Fax: (011) 269 7899

TO: THE COMPETITION COMMISSION
Second Respondent’s Attorneys
Mupugubwe Building
77 Meintjies Street
Sunnyside
PRETORIA
Tel: (012) 394 3200
Fax: (012) 394 4200

TO: COMPETITION TRIBUNAL
Third Respondent’s Attorneys
Mupugubwe Building
77 Meintjies Street
Sunnyside
PRETORIA
Tel: (012) 394 3353
Fax: (012) 394 0169

AND TO: THE MINISTER OF TRADE AND INDUSTRY
c\o STATE ATTORNEY: PRETORIA
3rd Respondent’s Attorney
167 Andries Street
Old Mutual Centre
8th Floor
PRETORIA
Tel: (012) 328 5512
Fax: (012) 328 2662